UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026 (October 22, 2026)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Chestnut Ridge Road, Suite 444

Montvale, New Jersey 07645

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Existing Promissory Notes

As previously disclosed in its Current Reports on Form 8-K filed on January 13, 2026 and April 28, 2026, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) issued unsecured non-convertible promissory notes to C/M Capital Master Fund, LP (“C/M”) on January 9, 2026 and April 24, 2026, in the principal amounts of $75,000 and $100,000, respectively (the “Existing Notes”). On October 22, 2026, the Company entered into a letter agreement with C/M (the “Extension Agreement”) extending the maturity date for the outstanding principal and interest of both Existing Notes to December 31, 2026. All other terms and conditions of the Existing Notes remain unchanged.

Promissory Note

On October 23, 2026, the Company issued an unsecured non-convertible promissory note (the “Note”) in the principal amount of $50,000 to Mercer Street Global Opportunity Fund LLC (the “Lender”), an existing preferred stockholder of the Company. The Note was funded on October 23, 2026, with the Lender advancing $50,000 in gross proceeds to the Company. The Note bears simple interest at the rate of 10% per annum, with principal and accrued interest payable in cash on December 31, 2026.

The Note may be prepaid in whole or in part upon three (3) prior business days’ written notice, without penalty. The Note contains events of default, including payment defaults under the Note or other notes, breaches of covenants or agreements with the Lender or other creditors, breaches of representations and warranties, and certain bankruptcy or insolvency events. Upon an event of default, the Lender may demand repayment in full upon five (5) business days’ notice. If full payment is not made upon the expiry of a thirty (30) day period, an additional default penalty of 5.0% per month applies to the outstanding amount, including accrued but unpaid interest, and the Lender may declare the outstanding principal and accrued interest immediately due and payable.

In connection with the issuance of the Note, the Company entered into a letter agreement, dated October 22, 2026 (the “Letter Agreement”), with the Lender. The Letter Agreement provides that the proceeds shall be used solely for: (i) preparation and submission of requisite Company SEC and OTC filings; (ii) tax-related and other activities necessary or legally required to restore the Company to good standing from applicable tax and compliance perspectives; (iii) transfer agent costs; and (iv) fees for routine litigation matters in the ordinary course of business. The Note also specifies auditor, financial printer, transfer agent and accounting costs as its purpose. The Letter Agreement further provides that the Note ranks in parity with the Existing Notes.

The foregoing descriptions of the Extension Agreement, the Note and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Note is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of October 22, 2026, between the Company and C/M Capital Master Fund, LP, extending the maturity dates of the January 9, 2026 and April 24, 2026 promissory notes.
10.2	Promissory Note, dated as of October 23, 2026, issued by the Company to Mercer Street Global Opportunity Fund LLC.
10.3	Letter Agreement, dated as of October 22, 2026, between the Company and Mercer Street Global Opportunity Fund LLC, including Exhibit A thereto.
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer